D-Wave Announces Qubits Europe 2026 Quantum Computing User Conference
Event will bring together leading quantum innovators, customers and experts to explore how quantum computing is delivering real-world impact
Company to share latest technology roadmap and progress with annealing and gate-model quantum computing, hybrid-quantum software and quantum artificial intelligence (AI)
PALO ALTO, Calif. — May 5, 2026 — D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), the only dual-platform quantum computing company providing both annealing and gate-model systems, software and services, today announced that it will host Qubits Europe 2026: Quantum Realized, a full-day quantum computing user conference on June 18, 2026, in London, England.
Qubits Europe 2026 comes at a time of growing momentum for quantum computing across Europe. Governments, research institutions and enterprises across the region are increasing their focus on quantum technologies as drivers of innovation, competitiveness and economic growth. The UK recently reinforced its support for quantum commercialization, infrastructure and public-sector adoption in the service of social prosperity and security, while King Charles III, in his April 28, 2026, address to the U.S. Congress, cited quantum computing among the technologies shaping future UK-U.S. prosperity and innovation. At the same time, the European Union has continued to elevate quantum as a strategic priority through new investment and policy initiatives, and Italy has also increased its emphasis on quantum through national strategy efforts and advocacy from innovation leaders including Undersecretary Alessio Butti.
Against this backdrop, Qubits Europe 2026 will convene leading quantum innovators, customers and experts for a full-day event showcasing how organizations are already using D-Wave™ quantum computing technology to address complex challenges in business, science and government. London in particular is a hub for quantum innovation and research, bringing together world-class academic institutions, a growing community of quantum startups and global technology leaders, supported by sustained government investment and a strong policy focus on commercialization.
“Europe is playing an important role in the advancement and adoption of quantum computing,” said Dr. Alan Baratz, CEO of D-Wave. “Quantum computing is increasingly being recognized not only as a scientific frontier, but as a strategic technology with implications for industry, research and national competitiveness. Qubits Europe 2026 will bring together an exceptional community of innovators, researchers, customers and business leaders to share how quantum computing is being applied today, and to explore the technologies and partnerships that can help drive the next phase of growth across the region.”
The event will feature presentations from D-Wave executives, customers and partners, highlighting real-world applications and the latest advancements in D-Wave’s quantum technologies. The full-day program will include opportunities to:
•Hear about real-world use cases from organizations applying quantum computing to meaningful business and research challenges
•See applications in action through live demos and discussions with experts about where quantum computing can deliver value now
•Get the latest technology updates from D-Wave, including progress across annealing and gate-model systems, software, hybrid quantum computing, blockchain and AI
•Gain new insights into the state of quantum computing adoption, including findings from recent research exploring sentiment and progress across key markets such as the UK, Italy, Germany and North America.
•Connect with the D-Wave community, including executives, partners, users and other leaders shaping the future of quantum computing

Qubits Europe 2026 is part of D-Wave’s global Qubits event series, which brings together the company’s rapidly expanding ecosystem of customers, developers, researchers and partners to exchange ideas, share best practices and accelerate quantum computing adoption worldwide.
Seating is limited. To register for Qubits Europe 2026, visit: https://qubitseurope26.dwavequantum.com/
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how D-Wave is shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

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Media Contact:
Alex Daigle
media@dwavesys.com

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